UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2005

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2005, the Board of Directors of CKE Restaurants, Inc. (the "Company"), after due consideration of all pertinent factors, including the need to put in place appropriate and reasonable retention features for its executive officers in a competitive environment for skilled executives, and upon the recommendation of its Compensation Committee, approved certain changes to the current compensatory arrangements with four of its named executive officers, each as more fully described below.

(a) Changes to Arrangements with Andrew F. Puzder. The Company and Andrew F. Puzder, the Company’s President and Chief Executive Officer, are parties to a three-year employment agreement, effective April 4, 2004, as amended effective February 1, 2005. The Company previously filed the employment agreement and the amendment thereto with the Securities and Exchange Commission. The employment agreement, as amended, provides that Mr. Puzder’s annual base salary is subject to increase from time to time by the Compensation Committee of the Board of Directors in its sole discretion. Mr. Puzder’s annual base salary under the employment agreement is currently $850,018. Mr. Puzder’s annual base salary was increased to $925,000, effective January 1, 2006.

Further, Mr. Puzder’s employment agreement was amended, effective immediately, to provide that such employment agreement shall be renewed automatically on a daily basis so that the outstanding term is always three years, until notice of non-renewal or termination of the employment agreement is given by either party to the other.

(b) Changes to Arrangements with E. Michael Murphy. The Company and E. Michael Murphy, the Company’s Executive Vice President and General Counsel, are parties to a three-year employment agreement, effective as of the beginning of the Company’s 2005 fiscal year, which the Company previously filed with the Securities and Exchange Commission. The employment agreement provides that Mr. Murphy’s annual base salary is subject to increase from time to time by the Compensation Committee of the Board of Directors in its sole discretion. Mr. Murphy’s annual base salary under the employment agreement is currently $375,024. Mr. Murphy’s annual base salary was increased to $475,000, effective January 1, 2006.

Further, Mr. Murphy’s employment agreement was amended, effective immediately, to provide that such employment agreement shall be renewed automatically on a daily basis so that the outstanding term is always three years, until notice of non-renewal or termination of the employment agreement is given by either party to the other.

(c) Changes to Arrangements with Theodore Abajian. The Company and Theodore Abajian, the Company’s Executive Vice President and Chief Financial Officer, are parties to a three-year employment agreement, effective as of the beginning of the Company’s 2005 fiscal year, which the Company previously filed with the Commission. The employment agreement, as amended, provides that Mr. Abajian’s annual base salary is subject to increase from time to time by the Compensation Committee of the Board of Directors in its sole discretion. Mr. Abajian’s annual base salary under the employment agreement is currently $330,018. Mr. Abajian’s annual base salary was increased to $375,000, effective January 1, 2006.

Further, Mr. Abajian’s employment agreement was amended, effective immediately, to provide that such employment agreement shall be renewed automatically on a daily basis so that the outstanding term is always three years, until notice of non-renewal or termination of the employment agreement is given by either party to the other.

(d) Changes to Arrangements with Brad R. Haley. The Company and Brad R. Haley, the Company’s Executive Vice President, Marketing, are parties to a three-year employment agreement, effective as of the beginning of the Company’s 2005 fiscal year, which the Company previously filed with the Commission. Mr. Haley’s employment agreement was amended, effective immediately, to provide that such employment agreement shall be renewed automatically on a daily basis so that the outstanding term is always three years, until notice of non-renewal or termination of the employment agreement is given by either party to the other.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

December 12, 2005	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer